UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2008

US ENERGY INITIATIVES CORPORATION

 (Exact name of registrant as specified in its charter)

Georgia	000-51789	58-2267238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12812 Dupont Circle, Tampa, Florida 33626
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (813) 979-9222

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                Departure of Directors or Principal Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2008, the Board of Directors of U.S. Energy Initiatives Corporation (the “Company”) appointed Mark Clancy as Interim Chief Executive Officer and Interim Chief Financial Officer of the Company. There are no understandings or arrangements between Mr. Clancy and any other person pursuant to which Mr. Clancy was selected as an executive officer. Mr. Clancy does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   As of the date of this Current Report on Form 8-K, Mr. Clancy has not entered into any oral or written compensatory arrangement with the Company.  Mr. Clancy was chief executive officer of the Company from December 2003 until April 2007.  Mr. Clancy has been a director since December 2003.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ENERGY INITIATIVES CORPORATION

Date: April 1, 2008	By:	/s/ MARK CLANCY
Mark Clancy
Interim Chief Executive Officer